                                                                      EXHIBIT 21

                              PUROFLOW INCORPORATED
                           Subsidiaries of the Company

                                                          State of Incorporation
                                                          ----------------------

Puroflow Corporation                                            New York

Quality Controlled Cleaning Corporation                         California